UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2016 (March 16, 2016)

KLR ENERGY ACQUISITION CORP.

 (Exact name of registrant as specified in its charter)

Delaware	001- 37712	47- 5500436
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

811 Main Street 18th Floor Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (713) 654-8080

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 10, 2016, KLR Energy Acquisition Corp. (the “Company”) consummated its initial public offering (“IPO”) of 8,000,000 units (“Units”), each Unit consisting of one share of Class A common stock, $0.0001 par value per share (“Common Stock”), and one warrant (“Warrant”) to purchase one share of Common Stock, pursuant to the registration statement on Form S-1 (File No. 333- 209041). The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $80,000,000. On March 21, 2016, the underwriters of the IPO exercised their over-allotment option in part to purchase an additional 185,320 Units. In connection with such partial over-allotment, KLR Energy Sponsor, LLC (the “Sponsor”) has forfeited 253,670 shares of Class F common stock, which were canceled by the Company.

As previously reported on a Current Report on Form 8-K of the Company, on March 16, 2016, simultaneously with the consummation of the IPO, the Company completed a private placement (the “Private Placement”) of an aggregate of 8,310,000 warrants (the “Placement Warrants”) to the Sponsor and EarlyBirdCapital, Inc. (“EBC”), and its designees, among which 7,776,667 Placement Warrants were purchased by the Sponsor and 533,333 Placement Warrants were purchased by EBC, generating gross proceeds of $6,232,500. A separate Current Report on Form 8-K with the information relating to the exercise of the over-allotment option will be filed with the Securities and Exchange Commission.

As of March 16, 2016, a total of $83,200,000 of the net proceeds from the IPO and the Private Placement were deposited in a trust account established for the benefit of the Company’s public stockholders.  An audited balance sheet as of March 16, 2016 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01   Financial Statements and Exhibits

Exhibit Number	Description
99.1	Audited Balance Sheet

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 22, 2016

KLR ENERGY ACQUISITION CORP.

By:	/s/ Gary C. Hanna
Name: Gary C. Hanna
Title: Chief Executive Officer